                                                                    EXHIBIT 10.1

                      SECOND AMENDMENT TO LOAN AGREEMENT


     THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of this 21st day of August, 1998, by and between METROTRANS CORPORATION, a Georgia corporation, as borrower (the "Borrower"), and NATIONSBANK, N.A., a national banking association, as lender (the "Lender").



                             W I T N E S S E T H:
                             -------------------


     WHEREAS, the Borrower and the Lender are parties to that certain Loan Agreement, dated as of September 5, 1997, as amended by First Amendment to Loan Agreement dated as of May 18th, 1998 (as amended, the "Loan Agreement"), pursuant to which the Lender extended certain financial accommodations to the Borrower; and

     WHEREAS, the Borrower has requested, and the Lender has agreed, subject to the terms hereof, to amend certain provisions of the Loan Agreement, to permit the Borrower to incur $15,000,000 of subordinated debt; and

     NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINITIONS. All capitalized terms used herein and not expressly defined herein shall have the same respective meanings given to such terms in the Loan Agreement.

     2. AMENDMENTS TO ARTICLE 1.

        (a) Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of "Leverage Ratio," "Maturity Date" and "Note" in their entirety
                --------------    -------------
and substituting in lieu thereof the following definitions to read as follows:


        "'Maturity Date' shall mean December 31, 2000 or such earlier date as
          -------------
     payment of the remaining outstanding principal amount of the Loans or of all remaining outstanding Obligations shall be due (whether by acceleration or otherwise)."

        "'Note' shall mean that certain promissory note dated as of August 21,
          ----
     1998 in the original principal amount of Twenty Million Dollars ($20,000,000.00) issued to the Lender by the Borrower, substantially in the form of Exhibit D attached hereto, and any other notes executed and
             ---------
     delivered by the Borrower to the Lender with respect to the Loan, and any amendments, renewals or extensions of the foregoing."



        "'Senior Leverage Ratio' shall mean, as of any date, the ratio of (a)
          ---------------------
     Senior Debt on such date to (b) EBITDA for the most recently completed four
     (4) fiscal quarter period."

        (b) Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

              "'Mayflower" shall mean Mayflower Corporation plc or its
                ---------
              Affiliates.

              "Mayflower Purchase Agreement" shall mean that certain Agreement
               ----------------------------
     between Mayflower, the Borrower, D. Michael Walden, Terri B. Hobbs, Randolph B. Stanley and M. Earl Meck.


              "Mayflower Subordinated Loan Documents" shall mean that certain
               -------------------------------------
     Loan Agreement dated as of August 21, 1998 between the Borrower and Mayflower and any notes, security agreements, deeds to secure debt, loan agreements, or other instruments previously, simultaneously or hereafter executed and delivered by the Borrower to Mayflower.


              "Mayflower Subordinated Debt" shall mean the unsecured
               ---------------------------
     subordinated revolving credit loans in a maximum principal amount not to exceed $15,000,000 made Mayflower to the Borrower pursuant to the Mayflower Subordinated Loan Documents.


              "Senior Debt" shall mean, with respect to the Borrower and the
               -----------
     Subsidiaries on a consolidated basis as of any calculation date, the sum, without duplication, of Indebtedness for Money Borrowed other than Subordinated Debt, all as determined in accordance with GAAP.


              "Subordinated Debt" shall mean, for the Borrower and the
               -----------------
     Subsidiaries on a consolidated basis as of any calculation date, all Indebtedness for Money Borrowed permitted hereunder which is expressly subordinated by its terms to the Obligations pursuant to subordination terms satisfactory to the Lender, including, without limitation, the Mayflower Subordinated Debt.



              "Total Leverage Ratio" shall mean, as of any date, the ratio of
               --------------------
     (a) Indebtedness for Money Borrowed with respect to the Borrower and the Subsidiaries on a consolidated basis on such date to (b) EBITDA for the most recently completed four (4) fiscal quarter period.



        (c) The Loan Agreement is hereby further amended by deleting all references to "Leverage Ratio" wherever they appear and substituting in lieu thereof "Senior Leverage Leverage."

     3. AMENDMENTS TO ARTICLE 7.

        (a) The Loan Agreement is hereby further amended by deleting Section 7.3 in its entirety and substituting in lieu thereof the following to read as follows:

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

        "Section 7.3 Amendment and Waiver. The Borrower shall not, and shall
                      --------------------
     not permit any of its Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the material provisions of its articles or certificate of incorporation, by-laws or partnership agreement, as appropriate, which amendment or waiver is adverse to the interest of the Lender, or any amendment of the Mayflower Subordinated Loan Documents, the Mayflower Purchase Agreement, or any other document relating to any Subordinated Debt."


        (a) The Loan Agreement is hereby further amended by deleting Section
7.9 in its entirety and substituting in lieu thereof the following to read as follows:


        "Section 7.9 Senior Leverage Ratio. As of the end of any fiscal
                     ---------------------
     quarter, the Borrower shall not permit the Senior Leverage Ratio to exceed the ratios set forth below during the periods indicated:

              Period                          Senior Leverage Ratio
              ------                          ---------------------

              March 31, 1998 through                 4.25:1.0
              September 30, 1998

              October 1, 1998 through                3.75:1.0
              December 31, 1998

              January 1, 1999 and thereafter         2.50:1.0"


        (b) The Loan Agreement is hereby further amended by adding a new
Section 7.15 to read as follows:


        "Section 7.15 Total Leverage Ratio. As of the end of any fiscal
                       --------------------
     quarter, the Borrower shall not permit the Total Leverage Ratio to exceed the ratios to be mutually agreed upon by the Borrower and the Lender on or before September 15, 1998."

     4. AMENDMENT TO ARTICLE 8. The Loan Agreement is hereby further amended by deleting Section 8.1(k) in its entirety and substituting in lieu thereof the following to read as follows:


        "(k) There shall occur (i) any default under any other document, instrument or agreement relating to any Indebtedness of the Borrower or any of the Borrower's Subsidiaries having an aggregate principal amount exceeding $500,000; or (ii) any event which directly or indirectly causes the Borrower or any of its Subsidiaries to be required to offer to prepay any Indebtedness or which directly or indirectly gives any holder of any Indebtedness of the Borrower or any of its Subsidiaries the right to require the Borrower or any of its Subsidiaries to prepay any such Indebtedness under any other document, instrument or agreement relating to any Indebtedness of the Borrower or any of the Borrower's Subsidiaries having an aggregate principal amount exceeding $500,000; or (iii) any default under any Interest Rate Hedge Agreement having a notional principal amount of $250,000 or more; or (iv) any default under any of the Mayflower Subordinated Loan Documents, the Mayflower Purchase Agreement or any other document relating to Subordinated Debt; or"


     5. EXHIBIT. The Loan Agreement is further amended by deleting Exhibit D in its entirety and substituting in lieu thereof Exhibit D attached hereto.
                                              ---------

     6. CONSENT. Subject to the terms and conditions hereof, the Lender hereby consents to the Mayflower Subordinated Debt, the Mayflower Purchase Agreement, the Mayflower Subordinated Loan Documents and the transactions contemplated by all of the foregoing (collectively, the "Mayflower Transactions"). On or prior to consummation of the Mayflower Transactions, the Borrower shall provide to the Lender form and substance satisfactory to the Lender (i) certification to the Lender of the Borrower's compliance with Sections 7.9, 7.10, 7.11, 7.12 and 7.14 of the Loan Agreement both before and after giving effect to the Mayflower Transactions; (ii) pro forma projections both before and after giving effect to the Mayflower Transactions; (iii) certification to the Lender that a Default does not exist and will not be caused by the Mayflower Transactions, (iv) evidence that the documentation evidencing the Mayflower Transactions shall be on substantially the same terms and conditions set forth in the drafts reviewed by the Lender on August 20, 1998, (v) execution and delivery of the Subordination Agreement dated as of even date herewith (the "Subordination Agreement") and (vi) prior to any funding of the Mayflower Subordinated Debt, an opinion of counsel as to the due authorization, execution and delivery by Mayflower of the Subordination Agreement.


     7. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to and in favor of the Lender as follows:


        (a) Each representation and warranty set forth in Article 4 of the Loan Agreement, as amended hereby, is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby, and to the extent relating specifically to the Agreement Date or otherwise inapplicable;

        (b) The Borrower has the corporate power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

        (c) This Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrower, and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower); and

        (d) The execution and delivery of this Amendment and performance by the Borrower under the Loan Agreement, as amended hereby, does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor be in contravention of or in conflict with the Certificate of Incorporation or By-Laws of the Borrower, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which the Borrower is party or by which the Borrower's assets or properties are bound.

     8. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment is subject to:



        (a) all of the representations and warranties of the Borrower under
     Section 7 hereof which are made as of the date hereof, shall be true and correct in all material respects;


        (b) receipt by the Lender of a certificate of the chief executive officer of the Borrower certifying that no Default exists both before and after giving effect to this Amendment;


        (c) receipt by the Lender of a the duly executed Note, substantially in the form of Exhibit D attached hereto; and
                 ---------

        (d) receipt of any other documents or instruments that the Lender may reasonably request, certified by an officer of the Borrower if so requested.


     9. EFFECT OF AMENDMENT; NO NOVATION. Except as expressly set forth herein, the Loan Agreement shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligation of Borrower to the Lenders, and Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby. The terms of this Amendment are not intended to and do not serve as a novation as to the Loan Agreement or the Notes or the indebtedness evidenced thereby. The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Loan Agreement or any document executed in connection therewith. Instead it is the express intention to affirm the Loan Agreement and the security created thereby.


     10. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

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

     11. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.


     12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


     12. MEDIATION. The Lender and Borrower agree that any and all disputes arising out of or related to the execution of this Amendment, or the performance thereunder shall be submitted to non-binding mediation. The cost of the mediation is to be shared equally by the Lender and Borrower. The parties further agree as follows:

         (a) They each will make a good faith effort to resolve any and all disputes pursuant to the mediation provision.


         (b) They each will have parties present at the mediation session who have authority to resolve any pending disputes between the parties.


         (c) That they will devote and set aside whatever time is needed to seek a resolution of any disputes between the parties.



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                                       6

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first above written.



BORROWER:                          METROTRANS CORPORATION



                                   By: /s/ D. Michael Walden
                                       ____________________________________
                                       D. Michael Walden
                                       Chairman and Chief Executive Officer

                                            [CORPORATE SEAL]




LENDER:                            NATIONSBANK, N.A.



                                   By: /s/ Scot Turner
                                       ---------------------------------
                                       Scot Turner
                                       Assistant Vice President

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